Exhibit 99

Investor Contact:

Richard E. Fish

Chief Financial Officer

256-382-3827

Richard.fish@deltacom.com

FOR IMMEDIATE RELEASE

ITC^DELTACOM ANNOUNCES SECOND QUARTER 2010 RESULTS

Huntsville, Ala.—(August 16, 2010)—ITC^DeltaCom, Inc. (OTC: ITCD.OB), a leading provider of integrated communications services to customers in the southeastern United States, today announced its operating and financial results for the quarter ended June 30, 2010.

For the quarter ended June 30, 2010, ITC^DeltaCom reported total operating revenues of $110.9 million, net loss of $6.5 million, and adjusted EBITDA* of $23.5 million.

“Our investments in building a company with sustainable revenue growth are starting to yield significant benefits as top line revenue is beginning to stabilize and sales bookings in the second quarter were the highest we have seen in several years,” said Randall E. Curran, ITC^DeltaCom’s Chief Executive Officer. “We are committed to delivering a customer experience that exceeds what is currently accepted in the industry; we anticipate this will accelerate the improvements in our operating results.”

Among its operating highlights for the second quarter, ITC^DeltaCom:

•	recorded operating income of $9.6 million compared to $4.9 million for the second quarter of 2009, and a net loss of $6.5 million compared to a net loss of $2.7 million for the second quarter of 2009;

•	increased adjusted EBITDA by 3.4% over the second quarter of 2009 to $23.5 million;

•	recorded total operating revenue of $110.9 million compared to $111.1 million for the first quarter of 2010, a 0.2% decrease;

•

reduced its cost of services and equipment as a percentage of total operating revenues to 43.0% for the second quarter of 2010 from 46.1% for the second quarter of 2009 by eliminating excess costs from its network;

•

continued to derive benefit from investments in process redesign and other efficiency gains, resulting in selling, operations and administration expense of $40.0 million compared to $41.8 million for the second quarter of 2009;

•	generated $20.0 million in net cash provided by operating activities, compared to $21.4 million generated for the second quarter of 2009; and

•

generated adjusted unlevered free cash flow** of $4.9 million which decreased from $9.2 million in the second quarter of 2009 as the result of accelerating capital expenditures into the first half of 2010.

“We are pleased with the results we are realizing from our investments in network optimization, systems and processes, as we reported adjusted EBITDA of $23.5 million and operating income of $9.6 million in the quarter,” said Richard E. Fish, ITC^DeltaCom’s Chief Financial Officer. “The opportunistic refinancing we completed in the quarter provides us with the financial strength and flexibility to manage the business for the long-term.”

Conference Call

As previously announced, Deltacom will hold a conference call tomorrow, August 17th, at 4:00 p.m. ET to discuss second quarter 2010 results. CEO Randy Curran and Chief Financial Officer Rich Fish will be participating. A supplemental presentation of information complementary to the information presented in this release and that will be discussed on the conference call is available on our Investors page at www.deltacom.com, and a live webcast and a replay of the call will be made available on the websites indicated below.

Call Date: August 17, 2010

Call Time: 4:00 p.m. Eastern Time

U.S./Canada Dial In: 877-253-2742

International Dial In: 706-679-3461

Passcode: 93276565

Audio-only Webcast: http://us.meeting-stream.com/ITCDeltacom_081710

If you are unable to participate, replay details are as follows:

Replay Dates: Tuesday, August 17, 2010 7:00 p.m. Eastern Time through Tuesday, August 31, 2010

US/Canada Dial In: 800-642-1687

International Dial In: 706-645-9291

Passcode: 93276565

Audio-only Webcast: http://us.meeting-stream.com/ITCDeltacom_081710

Additional information about ITC^DeltaCom’s business and operating results is contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010 filed with the Securities and Exchange Commission.

*	Adjusted EBITDA is defined by ITC^DeltaCom as net income (loss) before interest income and expense, net, provision for income taxes, depreciation and amortization, stock-based compensation, non-cash loss on extinguishment of debt, write-off of debt discount and issuance cost, prepayment penalties on debt, equity commitment fees, restructuring expenses, merger-related expenses, asset impairment loss and other income or loss, all as disclosed in the consolidated statements of operations and comprehensive loss. Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles. For information about management’s reasons for providing data with respect to adjusted EBITDA, the limitations associated with the use of adjusted EBITDA and a quantitative reconciliation of adjusted EBITDA to net income (loss), as net income (loss) is calculated in accordance with generally accepted accounting principles, see the accompanying tables captioned “Adjusted EBITDA Reconciliation.”

**	Adjusted unlevered free cash flow is defined by ITC^DeltaCom as adjusted EBITDA (as defined above) less capital expenditures (including equipment purchased through capital leases) and changes in accounts payable – construction, all as disclosed in the consolidated statements of cash flows. Adjusted unlevered free cash flow is not a measurement of financial performance under generally accepted accounting principles. For information about management’s reasons for providing data with respect to adjusted unlevered free cash flow, the limitations associated with the use of adjusted unlevered free cash flow, and a quantitative reconciliation of adjusted unlevered free cash flow to net cash provided by operating activities, as net cash provided by operating activities is calculated in accordance with generally accepted accounting principles, see the accompanying tables captioned “Adjusted Unlevered Free Cash Flow Reconciliation.”

ABOUT ITC^DELTACOM, INC.

ITC^DeltaCom, Inc., headquartered in Huntsville, Alabama, provides, through its operating subsidiaries, integrated telecommunications and technology services to businesses and other communications providers in the southeastern United States. ITC^DeltaCom has a fiber optic network spanning approximately 12,483 route miles, and offers a comprehensive suite of data and voice communications services, including high-speed or broadband data communications (which consist of Ethernet and Internet access connectivity), local exchange, long-distance and conference calling, and mobile data and voice services. ITC^DeltaCom is one of the largest competitive telecommunications providers in its primary eight-state region. For more information about ITC^DeltaCom, visit ITC^DeltaCom’s web site at http://www.deltacom.com.

FORWARD-LOOKING STATEMENTS

Except for the historical and present factual information contained herein, this release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this release, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and similar expressions as they relate to ITC^DeltaCom, Inc. or its management are intended to identify these forward-looking statements. All statements by the Company regarding its expected financial position, revenues, liquidity, cash flow and other operating results, balance sheet improvement, business strategy, financing plans, forecasted trends related to the markets in which it operates, legal proceedings and similar matters are forward-looking statements. The Company’s actual results could be materially different from its expectations because of various risks. These risks, some of which are discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and in the Company’s subsequent SEC filings, include the Company’s dependence on new product development, rapid technological and market changes, the Company’s dependence upon rights of way and other third-party agreements, debt service and other cash requirements, liquidity constraints and risks related to future growth and rapid expansion. Other important risk factors that could cause actual events or results to differ from those contained or implied in the forward-looking statements include, without limitation, customer attrition, delays or difficulties in deployment and implementation of colocation arrangements and facilities, appeals of or failures by third parties to comply with rulings of governmental entities, inability to meet installation schedules, general economic and business conditions, failure to maintain underlying service/vendor arrangements, competition, adverse changes in the regulatory or legislative environment, and various other factors beyond the Company’s control. ITC^DeltaCom disclaims any responsibility to update these forward-looking statements.

ITC^DeltaCom, Inc.

Financial Highlights

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
OPERATING REVENUES:
Integrated communications services	$91,287	$100,053	$184,405	$202,129
Wholesale services	15,281	14,625	29,570	30,243
Equipment sales and related services	4,332	3,925	8,065	8,206

TOTAL OPERATING REVENUES	110,900	118,603	222,040	240,578

COSTS AND EXPENSES:
Cost of services and equipment, excluding depreciation and amortization	47,634	54,627	96,778	111,104
Selling, operations and administration	39,974	41,817	80,074	85,487
Depreciation and amortization	13,648	17,216	28,470	34,135

Total operating expenses	101,256	113,660	205,322	230,726

OPERATING INCOME	9,644	4,943	16,718	9,852

OTHER (EXPENSE) INCOME:
Interest expense	(8,384)	(7,552)	(13,226)	(15,091)
Interest income	5	14	10	29
Write-off of debt discount and issuance cost	(7,948)	—	(7,948)	—
Other income (expense)	167	(151)	319	(132)

Total other expense, net	(16,160)	(7,689)	(20,845)	(15,194)

LOSS BEFORE INCOME TAXES	(6,516)	(2,746)	(4,127)	(5,342)

INCOME TAX EXPENSE	—	—	—	—

NET LOSS	$(6,516)	$(2,746)	$(4,127)	$(5,342)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.08)	$(0.03)	$(0.05)	$(0.07)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	83,637,260	80,954,845	82,712,022	80,911,185

COMPREHENSIVE LOSS
NET LOSS	$(6,516)	$(2,746)	$(4,127)	$(5,342)
OTHER COMPREHENSIVE INCOME (LOSS)
Change in unrealized gains on derivative instrument designated as cash flow hedging instrument, net of tax	—	1,529	—	3,335

COMPREHENSIVE LOSS	$(6,516)	$(1,217)	$(4,127)	$(2,007)

ITC^DeltaCom, Inc.

Quarterly Highlights

(Unaudited)

(In thousands)

	Three Months Ended
	June 30, 2010	March 31, 2010	Dec 31, 2009	Sept 30, 2009	June 30, 2009
Integrated communications services revenues:
Long distance and access	$14,015	$14,153	$14,007	$15,375	$15,529
Business local, data and internet	77,272	78,965	80,352	82,293	84,524

Total integrated communications services revenues	91,287	93,118	94,359	97,668	100,053

Wholesale services revenues:
Broadband transport	13,046	11,917	12,327	12,284	12,237
Local interconnection	93	120	127	181	308
Directory assistance and operator services	964	919	925	986	1,019
Other	1,178	1,333	1,215	1,113	1,061

Total wholesale services revenues	15,281	14,289	14,594	14,564	14,625

Equipment sales and related services revenues	4,332	3,733	3,394	4,167	3,925

Total operating revenues	110,900	111,140	112,347	116,399	118,603

COSTS AND EXPENSES:
Cost of services and equipment, excluding depreciation and amortization	47,634	49,144	48,899	52,627	54,627
Selling, operations and administration expense	39,974	40,100	44,714	41,378	41,817
Depreciation and amortization	13,648	14,822	17,819	17,110	17,216

Total operating expenses	101,256	104,066	111,432	111,115	113,660

OPERATING INCOME	$9,644	$7,074	$915	$5,284	$4,943

ITC^DeltaCom, Inc.

Balance Sheet and Other Financial Highlights

(In thousands)

Balance Sheet Data (at period end):	June 30, 2010	December 31, 2009
	(Unaudited)
Cash and cash equivalents (unrestricted)	$76,545	$67,786

Working capital	47,675	40,371

Total assets	378,852	368,494

Long-term liabilities	319,693	303,747

Stockholders’ deficit	(22,008)	(16,724)

Total liabilities and stockholders’ deficit	378,852	368,494

	Three Months Ended
	June 30, 2010	March 31, 2010	Dec. 31, 2009	Sept 30, 2009	June 30, 2009

Other Financial Data:	(Unaudited)
Capital expenditures(1)	$18,589	$11,217	$24,570	$10,315	$13,465
Cash flows (used in) provided by:

Operating activities	19,959	19,039	15,579	14,622	21,430
Investing activities	(18,321)	(10,266)	(24,693)	(10,385)	(12,795)
Financing activities	1,033	(2,685)	(573)	(576)	(581)

Adjusted EBITDA(2)	23,475	22,830	19,936	23,094	22,697
Adjusted unlevered free cash flow(3)	4,886	11,613	(4,634)	12,779	9,232

ITC^DeltaCom, Inc.

Balance Sheet and Other Financial Highlights (continued)

(In thousands)

Notes:

(1)	Includes equipment purchased through capital leases and changes in accrued capital related costs.

(2)	Adjusted EBITDA is defined by ITC^DeltaCom as net income (loss) before interest income and expense, net, provision for income taxes, depreciation and amortization, stock-based compensation, non-cash loss on extinguishment of debt, write-off of debt discount and issuance cost, prepayment penalties on debt, equity commitment fees, restructuring expenses, merger-related expenses, asset impairment loss and other income or loss, all as disclosed in the consolidated statements of operations and comprehensive loss. Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles. For information about management’s reasons for providing data with respect to adjusted EBITDA and a quantitative reconciliation of adjusted EBITDA to net income (loss), as net income (loss) is calculated in accordance with generally accepted accounting principles, see the accompanying tables captioned “Adjusted EBITDA Reconciliation.”

(3)	Adjusted unlevered free cash flow is defined by ITC^DeltaCom as adjusted EBITDA, as defined above in Note (2), less capital expenditures (including equipment purchased through capital leases) and changes in accounts payable–construction, all as disclosed in the consolidated statements of cash flows. Adjusted unlevered free cash flow is not a measurement of financial performance under generally accepted accounting principles. For information about management’s reasons for providing data with respect to adjusted unlevered free cash flow and for a quantitative reconciliation of adjusted unlevered free cash flow to net cash provided by operating activities, as net cash provided by operating activities is calculated in accordance with generally accepted accounting principles, see the accompanying tables captioned “Adjusted Unlevered Free Cash Flow Reconciliation.”

ITC^DeltaCom, Inc.

Adjusted EBITDA Reconciliation

(In thousands)

(Unaudited)

Adjusted EBITDA is defined by ITC^DeltaCom as net income (loss) before interest income and expense, net, provision for income taxes, depreciation and amortization, stock-based compensation, non-cash loss on extinguishment of debt, write-off of debt discount and issuance cost, prepayment penalties on debt, equity commitment fees, restructuring expenses, merger-related expenses, asset impairment loss and other income or loss, all as disclosed in the consolidated statements of operations and comprehensive loss. Not all of these adjustments are applicable in every period. Adjusted EBITDA is not a financial measurement under generally accepted accounting principles (“GAAP”). See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview—Adjusted EBITDA” in our Annual Report on Form 10-K for our 2009 fiscal year for additional information regarding management’s reasons for including adjusted EBITDA data and for material limitations with respect to the usefulness of this measure. The following tables present adjusted EBITDA amounts for the fiscal quarters indicated and also sets forth a quantitative reconciliation of adjusted EBITDA to net income (loss), as net income (loss) is calculated in accordance with GAAP (in thousands):

	Three Months Ended
	June 30, 2010	March 31, 2010	Dec. 31, 2009	Sept 30, 2009	June 30, 2009
	(Unaudited)
Net income (loss)	$(6,516)	$2,389	$(3,516)	$(2,117)	$(2,746)
Add: non-EBITDA items included in net income (loss):
Interest (income) and expense, net	8,379	4,837	4,889	7,444	7,538
Depreciation and amortization	13,648	14,822	17,819	17,110	17,216
Stock-based compensation	183	934	1,202	700	538
Write-off of debt discount and issuance cost	7,948	—	—	—	—
Other (income) loss	(167)	(152)	(458)	(43)	151

Adjusted EBITDA	$23,475	$22,830	$19,936	$23,094	$22,697

ITC^DeltaCom, Inc.

Adjusted Unlevered Free Cash Flow Reconciliation

(In thousands)

(Unaudited)

Adjusted unlevered free cash flow is defined by ITC^DeltaCom as adjusted EBITDA (as defined above) less capital expenditures (including equipment purchased through capital leases) and changes in accounts payable–construction, all as disclosed in the consolidated statements of cash flows. Adjusted unlevered free cash flow is not a measurement of financial performance under GAAP. ITC^DeltaCom has included data with respect to adjusted unlevered free cash flow because its management considers adjusted unlevered free cash flow to be a useful, supplemental indicator of its operating performance. When measured over time, adjusted unlevered free cash flow provides supplemental information to investors concerning the growth rate in ITC^DeltaCom’s operating results and its ability to generate cash flows to satisfy mandatory debt service requirements and make other mandatory, non-discretionary expenditures. ITC^DeltaCom’s management believes that consideration of adjusted unlevered free cash flow should be supplemental, however, because adjusted unlevered free cash flow has limitations as an analytical financial measure, including the following:

•	adjusted unlevered free cash flow does not reflect ITC^DeltaCom’s cash expenditures for changes in current operating assets and liabilities;

•

adjusted unlevered free cash flow does not reflect ITC^DeltaCom’s cash expenditures for interest expense or accrued restructuring and merger costs, prepayment penalties on debt paid in cash, equity commitment fees, changes in restricted cash balances, or proceeds from sales of fixed assets;

•	ITC^DeltaCom does not pay income taxes due to net operating losses and, therefore, generates greater adjusted unlevered free cash flow than a comparable business that does pay income taxes; and

•	adjusted unlevered free cash flow may be calculated in a different manner by other companies in ITC^DeltaCom’s industry, which limits its usefulness as a comparative measure.

ITC^DeltaCom’s management compensates for these limitations by relying primarily on ITC^DeltaCom’s results under GAAP to evaluate its operating performance and by considering independently the economic effects of the foregoing items that are not reflected in adjusted unlevered free cash flow. As a result of these limitations, adjusted unlevered free cash flow should not be considered as a measure of liquidity nor as an alternative to net cash provided by operating activities, cash used in investing activities, cash provided by (used in) financing activities or change in cash and cash equivalents, as calculated in accordance with GAAP. The following tables present adjusted unlevered free cash flow amounts for the fiscal quarters indicated and also set forth a quantitative reconciliation of adjusted unlevered free cash flow to net cash provided by operating activities, as net cash provided by operating activities is calculated in accordance with GAAP (in thousands):

	Three Months Ended
	June 30, 2010	March 31, 2010	Dec. 31, 2009	Sept 30, 2009	June 30, 2009
	(Unaudited)
Net cash provided by operating activities	$19,959	$19,039	$15,579	$14,622	$21,430

Adjustments to reconcile adjusted unlevered free cash flow to net cash provided by operating activities
Elements included in net cash provided by (used in) operating activities not included in adjusted unlevered free cash flow:
Total changes in current operating assets and liabilities	(3,207)	459	1,369	2,858	(4,671)
Provision for bad debts	(950)	(925)	(1,300)	(1,225)	(1,050)
Interest expense excluding interest paid in kind and in common stock, and amortization of debt issuance costs and debt discount, net of interest income	7,673	4,236	4,288	6,839	6,932
Other (income) loss	—	21	—	—	56

Adjusted EBITDA	23,475	22,830	19,936	23,094	22,697
Less:
Capital expenditures	(13,798)	(15,381)	(24,716)	(10,437)	(12,490)
Change in accounts payable – construction	(4,791)	4,164	146	122	(975)

Adjusted unlevered free cash flow	$4,886	$11,613	$(4,634)	$12,779	$9,232